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                                                                    Exhibit 99.2

PROXY

                                CATAPULSE INC.
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                              February 13, 2001

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                CATAPULSE INC.

The undersigned hereby appoints Elizabeth Jordan and Dan Shiffman, or any of them, each with full power of substitution, to represent the undersigned at the special meeting of stockholders of Catapulse Inc. and at any adjournments of the special meeting, and to vote, as designated below, the number of shares the undersigned would be entitled to vote if personally present at the meeting. The special meeting will be held at 9:00 a.m. Pacific time on February 13, 2001 at the offices of Catapulse Inc. located at 5 Results Way, Cupertino, California 95014.

                 UPON RECOMMENDATION OF THE SPECIAL COMMITTEE
              OF THE BOARD OF DIRECTORS, THE BOARD OF DIRECTORS
            RECOMMENDS THAT ALL STOCKHOLDERS VOTE FOR PROPOSAL NO.1
          AND THAT ALL PREFERRED STOCKHOLDERS VOTE FOR PROPOSAL NO. 2.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)



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1. TO ADOPT THE MERGER AGREEMENT PROVIDING     FOR  AGAINST  ABSTAIN     THIS PROXY WHEN PROPERLY EXECUTED WILL
   FOR THE MERGER OF CATAPULSE WITH AND        [_]    [_]      [_]       BE VOTED AS DIRECTED. WHEN NO CHOICE IS
   INTO RATIONAL SOFTWARE CORPORATION AND                                INDICATED, THIS PROXY WILL BE VOTED FOR
   AFTER WHICH CATAPULSE STOCKHOLDERS WILL                               EACH PROPOSAL.
   BECOME STOCKHOLDERS OF RATIONAL.
                                                                         WHETHER OR NOT YOU PLAN TO ATTEND THE
2. WITH RESPECT TO CATAPULSE PREFERRED         FOR  AGAINST  ABSTAIN     SPECIAL MEETING IN PERSON, WE URGE YOU TO
   STOCKHOLDERS, TO APPROVE THE CONVERSION     [_]    [_]      [_]       COMPLETE, DATE, SIGN AND PROMPTLY MAIL
   OF ALL OF THE OUTSTANDING PREFERRED                                   THIS PROXY IN THE ENCLOSED RETURN ENVELOPE
   STOCK OF CATAPULSE INTO CATAPULSE                                     SO THAT YOUR SHARES MAY BE REPRESENTED AT
   COMMON STOCK EFFECTIVE IMMEDIATELY                                    THE SPECIAL MEETING.
   PRIOR TO THE EFFECTIVE TIME OF THE
   MERGER.
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     AND TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE
SPECIAL MEETING OR AT ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.


Signature(s)_____________________________________  Date:________________, 2001

Please sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.


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